Exhibit 99.1

Press Release www.shire.com

Intended for Global Audience

Regulatory Approval

Shire Announces FDA Approval of TAKHZYRO™ (lanadelumab-flyo), a First-of-its-Kind mAb Preventive Treatment for Hereditary Angioedema

-	In the pivotal study, patients taking TAKHZYRO 300 mg every 2 weeks had an 87% reduction in mean monthly attacks vs. placebo (0.26 vs. 1.97, n=27 vs. n=41)

-	All secondary endpoints were met and included reduction in moderate or severe attacks and attacks requiring acute treatment

-	According to an exploratory endpoint, there were patients receiving TAKHZYRO 300 mg every 2 weeks who had zero attacks during the study

-	TAKHZYRO is a subcutaneous injection that took the majority of patients one minute or less to self-administer

Dublin, Ireland – August 23, 2018 – Shire plc (LSE: SHP, NASDAQ: SHPG), the leading global biotechnology company focused on rare diseases, today announced that following priority review, the U.S. Food and Drug Administration (FDA) has approved TAKHZYRO™ (lanadelumab-flyo) injection, for prophylaxis to prevent attacks of hereditary angioedema (HAE) in patients 12 years of age and older. HAE is a rare, genetic and potentially life-threatening disorder that can result in recurrent attacks of edema (swelling) in various parts of the body.1,2,3,4

“HAE attacks are painful, debilitating, and potentially life threatening. TAKHZYRO provides the HAE community with a new option for the prevention of HAE attacks,” said Anthony J. Castaldo, President, U.S. Hereditary Angioedema Association. “We are grateful for the time and effort put forth by the patients and researchers who participated in the clinical trial program that enabled this important addition to the HAE treatment landscape.”

TAKHZYRO is the only monoclonal antibody (mAb) that provides targeted inhibition of plasma kallikrein, an enzyme which is chronically uncontrolled in people with HAE, to help prevent attacks. The recommended starting dose of TAKHZYRO is 300 mg every two weeks. A dosing interval of 300 mg every four weeks is also effective and may be considered if the patient is well-controlled (e.g., attack free) for more than six months.

In the Phase III HELP (Hereditary Angioedema Long-term Prophylaxis) Study™ supporting FDA approval, TAKHZYRO reduced the number of monthly HAE attacks an average of 87% (n=27) vs. placebo (n=41) when administered at 300 mg every two weeks and 73% (n=29) vs placebo (n=41) when administered at 300 mg every four weeks (Adjusted P<0.001).5

In the 26-week clinical study, which included 125 people with HAE, patients taking TAKHZYRO 300 mg every 2 weeks also had 83% fewer moderate to severe attacks, and 87% fewer attacks that needed on-demand treatment. A pre-specified, exploratory analysis showed that 44% of patients (n=27) receiving TAKHZYRO 300 mg every two weeks had zero attacks compared to placebo (2%, n=41) for the 26-week treatment period from Day 0 to Day 182. Additionally, in a post hoc analysis of the 16-week period from Day 70 to Day 182, 77% of patients (n=26) treated with TAKHZYRO in the same dosage arm of the trial were attack-free compared to placebo (3%, n=37).

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

TAKHZYRO has a half-life of approximately two weeks and is administered as one subcutaneous self-injection every two weeks at the recommended starting dose. In clinical trials, the majority of patients took one minute or less to complete the injection.5 The most commonly observed adverse reactions (≥10% and higher than placebo) associated with TAKHZYRO were injection site reactions consisting mainly of pain, erythema, and bruising at the injection site; upper respiratory infection; headache; rash; myalgia; dizziness; and diarrhea.

Andreas Busch, Ph.D., Executive Vice President, Head of Research and Development at Shire said: “With the approval of TAKHZYRO, HAE patients have an innovative treatment that works differently than current options to help prevent attacks. Based on an exploratory and post hoc analysis, after six doses of TAKHZYRO 300 mg every two weeks, 77% or nearly 8 of 10 patients had zero attacks. This approval reinforces our ongoing commitment to developing novel therapies that have a meaningful impact on patients. Looking to the future, we continue to work towards our goal of a world in which those living with HAE can aim for zero attacks.”

The FDA approval of TAKHZYRO was based on data from four clinical trials, including the HELP Study™, the largest prevention study conducted to date in HAE. Of the patients who completed the HELP Study™ who received TAKHZYRO, 97% opted in to an ongoing open-label extension study designed to evaluate the long-term safety and efficacy of TAKHZYRO.

Shire added TAKHZYRO to its HAE portfolio with the acquisition of Dyax Corp., which was completed in January 2016 in an all cash transaction valued at approximately $5.9 billion. Under the terms of the acquisition, the non-tradable contingent value right (CVR) received by Dyax shareholders will now pay $4.00 in cash per Dyax share as a result of the FDA approval of TAKHZYRO (formerly DX-2930).

About The HELP Study™

The HELP Study™ was a global, multicenter, randomized, double-blind placebo-controlled parallel group trial that evaluated the efficacy and safety of subcutaneously administered TAKHZYRO versus placebo over 26 weeks in 125 patients 12 years of age or older with HAE.6

The primary endpoint was the number of investigator-confirmed HAE attacks over the entire 26-week study duration. TAKHZYRO demonstrated that subcutaneous injections every two or four weeks reduced the mean monthly number of attacks across all three TAKHZYRO treatment arms studied: 300 mg every two weeks, 300 mg every four weeks, and 150 mg of TAKHZYRO every four weeks.6 At 300 mg every two weeks, TAKHZYRO reduced the number of mean monthly HAE attacks by 87% vs. placebo (Adjusted P<0.001).

Secondary endpoints included: 1) number of attacks requiring acute treatment and 2) number of attacks assessed as moderate or severe. Overall, each TAKHZYRO treatment arm demonstrated statistically significant attack rate reductions compared with placebo for all secondary efficacy endpoints (Adjusted P<0.001 for all comparisons), including: attacks requiring acute treatment (74% to 87%) and moderate or severe attacks (70% to 83%).

The most frequent adverse events occurring in ≥10% of patients taking TAKHZYRO were injection site reactions (52%), followed by upper respiratory infection (29%), and headache (21%). Hypersensitivity reactions have occurred in few patients (1%) and were non-serious. No anaphylaxis and no anaphylactoid reactions have been observed. In case of a severe hypersensitivity reaction, patients should discontinue TAKHZYRO and seek appropriate treatment.

The HELP Study™ Extension

The long-term safety and efficacy of TAKHZYRO for prophylaxis to prevent HAE attacks continues to be evaluated in an open-label extension study. The primary objective of the HELP extension study is to investigate the long-term safety of TAKHZYRO. At the time of interim analysis, the average length of time subjects have been exposed to TAKHZYRO is 8.2 months (SD=2.2). Interim safety data is consistent with controlled safety data from the HELP study.

In the extension study, 212 adolescent and adult patients received at least one dose of TAKHZYRO. Of these, 109 patients are rollover participants from the HELP Study™ and 103 are new or non-rollover participants who had a historical baseline attack rate of >1 attack per 12 weeks and a confirmed diagnosis of HAE. The median age of this study population is 43 years with a range of 12 to 76.

About TAKHZYRO™ (lanadelumab-flyo) injection

TAKHZYRO is a fully human monoclonal antibody that specifically binds and decreases plasma kallikrein and is indicated for prophylaxis to prevent HAE attacks in patients 12 years and older. TAKHZYRO is formulated for subcutaneous administration and has a half-life of approximately two weeks.7 TAKHZYRO is intended for self-administration or administration by a caregiver. The patient or caregiver should be trained by a healthcare professional.

U.S. Indication and Important Safety Information

INDICATION

TAKHZYRO (lanadelumab-flyo) is indicated for prophylaxis to prevent attacks of hereditary angioedema (HAE) in patients ≥12 years of age.

IMPORTANT SAFETY INFORMATION

Hypersensitivity reactions have been observed. In case of a severe hypersensitivity reaction, discontinue TAKHZYRO administration and institute appropriate treatment.

Adverse Reactions: The most commonly observed adverse reactions (≥10% and higher than placebo) associated with TAKHZYRO were injection site reactions consisting mainly of pain, erythema, and bruising at the injection site; upper respiratory infection; headache; rash; myalgia; dizziness; and diarrhea. Less common adverse reactions observed included elevated levels of transaminases; one patient discontinued the trial for elevated transaminases.

Use in Specific Populations: The safety and efficacy of TAKHZYRO in pediatric patients <12 years of age have not been established.

No data are available on TAKHZYRO in pregnant women. No data are available on the presence of lanadelumab in human milk or its effects on breastfed infants or milk production.

To report SUSPECTED ADVERSE REACTIONS, contact Dyax Corp. (a wholly-owned, indirect subsidiary of Shire plc) at 1-800-828-2088, or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please see full Prescribing Information.

Shire’s Commitment to Hereditary Angioedema
HAE is a rare, genetic disorder estimated to affect about 1 in 10,000 to 1 in 50,000 people worldwide.1,2 The condition results in recurring attacks of edema (swelling) in various parts of the body, including the abdomen, face, feet, genitals, hands, and throat that can be debilitating and painful. Laryngeal attacks that obstruct the airways are potentially life-threatening due to the risk of asphyxiation.1,3,4

Shire is a dedicated, long-term partner to the HAE community with a decade of experience supporting patients. We are committed to serial innovation in HAE and our portfolio of products includes a number of therapy options to help meet the individual needs of those living with the disease. Beyond our focus on developing novel treatments, we provide specialized services and support offerings tailored to the HAE community. Learn more at shire.com.

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 41 288 41 29
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Scott Burrows	scott.burrows@shire.com	+41 41 288 4195

Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779
Emily Bunting	emily.bunting@shire.com	+41 79 866 9703

For all questions related to Dyax CVR, contact American Stock Transfer & Trust Company, LLC:

Shareholder Services

+1 800 937 5449 or out of USA + 1 718 921 8300

help@astfinancial.com

www.astfinancial.com

NOTES TO EDITORS

Stephen Williams, Deputy Company Secretary, is responsible for arranging the release of this announcement.

Inside Information

This announcement contains inside information.

About Shire

Shire is the global biotechnology leader serving patients with rare diseases and specialized conditions. We seek to push boundaries through discovering and delivering new possibilities for patient communities who often have few or no other champions. Relentlessly on the edge of what’s next, we are serial innovators with a diverse pipeline offering fresh thinking and new hope. Serving patients and partnering with healthcare communities in over 100 countries, we strive to be part of the entire patient journey to enable earlier diagnosis, raise standards of care, accelerate access to treatment, and support patients. Our diverse portfolio of therapeutic areas includes Immunology, Hematology, Genetic Diseases, Neuroscience, Internal Medicine, Ophthalmics, and Oncology.

Championing patients is our call to action - it brings the opportunity - and responsibility - to change people’s lives.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, projected revenues, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire’s products may not be a commercial success;

•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire’s future revenues, financial condition and results of operations;

•	Shire depends on third parties to supply certain inputs and services critical to its operations including certain inputs, services and ingredients critical to its manufacturing processes. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to, among other things, significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the nature of producing plasma-based therapies may prevent Shire from timely responding to market forces and effectively managing its production capacity;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;

•	failure to comply with laws and regulations governing the sales and marketing of its products could materially impact Shire’s revenues and profitability;

•	Shire’s products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

•	Shire’s patented products are subject to significant competition from generics;

•	adverse outcomes in legal matters, tax audits and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire may fail to obtain, maintain, enforce or defend the intellectual property rights required to conduct its business;

•	Shire faces intense competition for highly qualified personnel from other companies and organizations;

•	failure to successfully execute or attain strategic objectives from Shire’s acquisitions and growth strategy may adversely affect Shire’s financial condition and results of operations;

•	Shire’s growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, could have negative consequences for Shire’s business and increase the risk of non-payment by Shire’s customers;

•	changes in foreign currency exchange rates and interest rates could have a material adverse effect on Shire’s operating results and liquidity;

•	Shire is subject to evolving and complex tax laws, which may result in additional liabilities that may adversely affect Shire’s financial condition or results of operations;

•	if a marketed product fails to work effectively or causes adverse side effects, this could result in damage to Shire’s reputation, the withdrawal of the product and legal action against Shire;

•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire faces risks relating to the expected exit of the United Kingdom from the European Union;

•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which has increased its borrowing costs and may decrease its business flexibility;

•	the potential uncertainty among our employees, customers, suppliers, and other business partners resulting from the announcement by Takeda Pharmaceutical Company Limited on May 8, 2018 of a recommended offer for Shire under the UK Takeover Code; and

a further list and description of risks, uncertainties and other matters can be found in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in “ITEM1A: Risk Factors”, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings, all of which are available on Shire’s website.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

1 Cicardi M, Bork K, Caballero T, et al, on behalf of HAWK (Hereditary Angioedema International Working Group). Evidence-based recommendations for the therapeutic management of angioedema owing to hereditary C1 inhibitor deficiency: consensus report of an International Working Group. Allergy. 2012; 67(2):147-157.

2 Longhurst HJ, Bork K. Hereditary angioedema: causes, manifestations, and treatment. Br J Hosp Med. 2006;67(12):654-657.

3 Zuraw BL. Hereditary angioedema. N Engl J Med. 2008;359(10):1027-1036.

4 Banerji A. The burden of illness in patients with hereditary angioedema. Ann Allergy Asthma Immunol. 2013;111(5):329-336.

5 TAKHZYRO™ (lanadelumab-flyo) injection prescribing information. Lexington, MA: Shire LLC; 2018.

6 Banerji A. Lanadelumab for prevention of attacks in hereditary angioedema: results from the phase 3 HELP study. American College of Allergy, Asthma and Immunology Meeting. 2017, 74: 1-18.

7 Banerji et al. Inhibiting plasma kallikrein for hereditary angioedema prophylaxis. N Engl J Med. 2017; 376(8):717-728.

©2018 Shire US Inc., Lexington, MA 02421. 1-800-828-2088. All rights reserved.

TAKHZYRO is a trademark or registered trademark of Dyax Corp., a wholly- owned, indirect subsidiary of Shire plc. SHIRE, and the associated logos are trademarks or registered trademarks of Shire.